Filed Pursuant to Rule 424(b)(5)
Registration No. 333-293655

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 23, 2026)

ONE Gas, Inc.

$375,000,000 5.45% Notes due 2036

We are offering $375,000,000 aggregate principal amount of 5.45% Notes due 2036 (the “notes”). The notes will mature on September 1, 2036.

The notes will bear interest at a rate of 5.45% per year from, and including, the date of issuance. See “Description of the Notes—Terms of the Notes.” We will pay interest on the notes semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2027. We may redeem the notes, in whole or in part, at any time at the redemption prices described under the caption “Description of the Notes—Optional Redemption.”

The notes will be senior unsecured obligations of ours and will be equal in right of payment with all of our unsecured and unsubordinated indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying base prospectus.

	% Notes due 2036	Total
Offering Price to the Public(1)	99.675%	$373,781,250
Underwriting Discount	0.650%	$2,437,500
Proceeds to Us Before Expenses	99.025%	$371,343,750

(1)	Plus accrued interest, if any, from August 13, 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any national securities exchange. Currently, there is no public market for the notes.

We expect that the notes will be ready for delivery in registered book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A., and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York, on or about August 13, 2026.

Joint Book-Running Managers

BofA Securities	RBC Capital Markets	Truist Securities

Co-Managers

J.P. Morgan	Mizuho	US Bancorp

BOK Financial Securities, Inc.	Fifth Third Securities	Huntington Capital Markets

The date of this prospectus supplement is August 11, 2026.

TABLE OF CONTENTS

Prospectus Supplement

S-i

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of notes. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying base prospectus or in a document incorporated into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. Please read “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying base prospectus.

We and the underwriters have not authorized anyone else to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer to sell or a solicitation of an offer to purchase these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date on the front cover of such document or that the information incorporated by reference herein or therein is accurate as of any date other than the date of such document incorporated by reference or, in each case, as of any earlier date as of which such information is given.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about ONE Gas. It is not complete and does not contain all the information that you should consider before investing in the notes. You should carefully read this prospectus supplement, the accompanying base prospectus and the other documents incorporated by reference herein and therein to understand fully ONE Gas, the terms of the notes and the tax and other considerations that are important in making your investment decision. Please read “Risk Factors” and the other cautionary statements in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, for information regarding risks you should consider before investing in the notes.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us,” “the Company,” “ONE Gas” or similar references mean ONE Gas, Inc. and its consolidated subsidiaries and predecessors.

ONE Gas, Inc.

ONE Gas is incorporated under the laws of the state of Oklahoma. Our common stock is listed on both the New York Stock Exchange (“NYSE”) and the NYSE Texas under the trading symbol “OGS,” and is included in the S&P MidCap 400 Index. We are a 100-percent regulated natural gas distribution utility, headquartered in Tulsa, Oklahoma, and one of the largest publicly traded natural gas utilities in the United States. We are the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK, Inc.

We provide natural gas distribution services to approximately 2.3 million customers. We are the largest natural gas distributor in Oklahoma and Kansas and the third largest in Texas, in terms of customers. We primarily serve residential, commercial, and transportation customers in all three states. Our largest natural gas distribution markets, in terms of customers, are Oklahoma City and Tulsa, Oklahoma; Kansas City, Wichita, and Topeka, Kansas; and Austin and El Paso, Texas. Our three divisions, Oklahoma Natural Gas, Kansas Gas Service, and Texas Gas Service, distribute natural gas to approximately 89 percent, 72 percent, and 13 percent of the natural gas distribution customers in Oklahoma, Kansas, and Texas, respectively.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete summary of the terms of the notes, see “Description of the Notes” in this prospectus supplement.

Issuer	ONE Gas, Inc.

Notes Offered	$375,000,000 aggregate principal amount of 5.45% notes due 2036.

Maturity	The notes will mature on September 1, 2036.

Interest Rate	The notes will bear interest at the rate of 5.45% per annum.

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2027.

Optional Redemption	Prior to June 1, 2036 (which is the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein under the caption “Description of the Notes—Optional Redemption”) plus 15 basis points less (b) interest accrued and unpaid thereon to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Priority

The notes will be unsecured and unsubordinated obligations and will be equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, including our obligations under our $1.5 billion unsecured revolving credit agreement, as amended, and our existing notes, and senior to all of our future subordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness that we may incur to the extent of the value of the assets securing such indebtedness and structurally subordinated to the indebtedness and other liabilities of our subsidiaries. As of June 30, 2026, our subsidiaries had approximately $242.5 million of indebtedness. As of June 30, 2026, we had approximately $2.6 billion of unsecured and unsubordinated indebtedness. As of June 30, 2026, we had no secured indebtedness.

Listing	The notes will not be listed on any securities exchange or included in any automated quotation system.

Covenants	We will issue the notes under an indenture containing covenants for your benefit. The covenants restrict our ability, with certain exceptions, to:

•	merge or consolidate with another entity or transfer all or substantially all of our property and assets;

•	incur liens; and

•	enter into sale and leaseback transactions.

The indenture will not limit the amount of unsecured debt we may incur. The indenture restricts our ability to incur secured indebtedness (subject to certain exceptions) unless the same security is also provided for the benefit of holders of the notes.

Use of Proceeds	The net proceeds from the sale of the notes in this offering, after deducting the underwriting discount and the estimated expenses of this offering payable by us, are expected to be approximately $370 million. We anticipate using the net proceeds from this offering to repay our $250 million unsecured term loan (the “Term Loan”) and amounts outstanding under our commercial paper program and for general corporate purposes.

Further Issues	We may from time to time, without the consent of existing holders, issue additional notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with the notes. If any such additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number). See “Description of the Notes—Further Issues.”

Risk Factors	An investment in the notes involves risks. See “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the notes.

Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of our commercial paper or are lenders under our Term Loan that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus as provided under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the year ended December 31, 2025 and the risk factors described under “Risk Factors” in such report. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying base prospectus. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition or results of operations could be adversely affected.

Risks Related to the Notes

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. As of June 30, 2026, we had no secured indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors. If we incur any additional obligations that will be equal in right of payment with the notes, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries. Holders of the notes will not have any claim as a creditor against any of our subsidiaries, and all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries will be structurally senior to the notes. Furthermore, in any liquidation, dissolution, bankruptcy or other similar proceeding of any of our subsidiaries, the rights of the holders of the notes to participate in the assets of such subsidiary will be behind the claims of that subsidiary’s creditors. As a result, the notes will be structurally subordinated to the outstanding debt and other liabilities of our subsidiaries. As of June 30, 2026, our subsidiaries had approximately $242.5 million of indebtedness. In addition, the indentures governing the notes and our existing notes do not prohibit our subsidiaries from incurring additional indebtedness which could be structurally senior to the notes and will not contain any limitation on the amount of other liabilities that may be incurred or issued by our subsidiaries. If there are not sufficient funds remaining to satisfy the claims of the creditors of our subsidiaries, all or a portion of the notes then outstanding would remain unpaid.

Your ability to resell the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

The notes are a new issue of securities for which there is no established public market. Although we have registered the offer and sale of the notes under the U.S. Securities Act of 1933, as amended (the “Securities

Act”), we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so, and they may discontinue their market making activities at any time without notice. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to resell the notes within a time or at a price you desire or at all.

If trading markets do develop, changes in our credit ratings or the financial markets could adversely affect the market price of the notes.

The market price of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by rating agencies, the time remaining until maturity of the notes, our business, financial condition, results of operations and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.

Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market price of the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, are limited in scope and do not address all material risks relating to an investment in us or an investment in the notes. There can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The indenture governing the notes only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture governing the notes contains only limited protections for holders of the notes. The covenants in the indenture restricting our ability to create liens on our assets, enter into sale and leaseback transactions and merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Debt Securities—Certain Restrictive Covenants” and “Description of Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying base prospectus and in the indenture. In addition, the indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture also does not limit our ability to issue or incur other unsecured debt.

USE OF PROCEEDS

The net proceeds from the sale of the notes in this offering, after deducting the underwriting discount and the estimated expenses of this offering payable by us, are expected to be approximately $370 million. We anticipate using the net proceeds from this offering to repay the Term Loan and amounts outstanding under our commercial paper program and for general corporate purposes.

On June 30, 2026, we had $770.8 million of commercial paper borrowings, which had a weighted-average maturity of 16 days and a weighted-average interest rate of 4.09%.

Certain of the underwriters or their affiliates may hold a portion of our commercial paper or are lenders under the Term Loan that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2026, on:

•	a historical basis; and

•	an as-adjusted basis to give effect to the issuance and sale of the notes and the anticipated use of proceeds as described under “Use of Proceeds.”

This table should be read in conjunction with our historical consolidated financial statements and the notes to those financial statements that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are incorporated by reference herein.

	June 30, 2026
	Historical	As Adjusted
	(Millions of dollars)
Cash and cash equivalents	$7.9	$7.9

Short-term debt	$770.8	$650.8
Current maturities of long-term debt	$281.3	$31.3
Long-term debt, excluding current maturities
Existing long-term debt, net of issuance costs	$2,340.8	$2,340.8
Notes offered hereby		$370.0
Total long-term debt	$2,622.1	$2,742.1

Total debt	$3,392.9	$3,392.9
Total equity	$3,537.9	$3,537.9

Total capitalization	$6,930.8	$6,930.8

DESCRIPTION OF THE NOTES

The following description is a summary of the material terms of our notes. The descriptions in this prospectus supplement and the accompanying base prospectus contain a description of certain terms of the notes and the indenture under which the notes will be issued but do not purport to be complete, and reference is hereby made to the indenture that is an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and to the Trust Indenture Act of 1939, as amended. This summary supplements the description of debt securities in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the notes and the description of the debt securities contained in the accompanying base prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. You may request a copy of the indenture from us as set forth under “Where You Can Find More Information” below. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated herein by reference. In this “Description of the Notes,” references to “we,” “us” and “our” refer to ONE Gas, Inc. and not to any of its subsidiaries.

General

The notes will be issued under a senior indenture dated as of August 13, 2026 (as amended and supplemented from time to time, including supplements setting forth the terms of the notes) between us and U.S. Bank Trust Company, National Association, as trustee (the indenture, as supplemented, is referred to as the “indenture”).

The notes will be senior debt securities that will be our direct, unsecured obligations and will be equal in right of payment with all of our existing and future unsecured unsubordinated indebtedness.

We will issue the notes in an initial aggregate principal amount of $375,000,000. However, we may issue additional notes of this series from time to time, without the consent of the holders of the notes.

We will issue the notes in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.

The notes will not be subject to a sinking fund provision.

The notes are subject to defeasance at our option as provided in the indenture. Unless we redeem the notes prior to maturity, the entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 1, 2036.

The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt.

A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law, regulation or executive order to close.

Terms of the Notes

The specific terms of the notes will be as follows:

•	Title of the notes: 5.45% Notes due September 1, 2036

•	Issuer of the notes: ONE Gas, Inc.

•	Total principal amount being issued: $375,000,000

•	Maturity date: September 1, 2036

•	Interest rate: 5.45% per annum

•	Date interest starts accruing: August 13, 2026

•	Interest payment dates: March 1 and September 1

•	First interest payment date: March 1, 2027

•	Regular record dates for interest: February 15 and August 15

•	Redemption: See “—Optional Redemption”

•	Listing: The notes will not be listed on any securities exchange or included in any automated quotation system.

If an interest payment date, a redemption date or the maturity date of the notes falls on a day that is not a business day, then payment of interest, premium, if any, or principal payable on that date will be made on the next succeeding day which is a business day and no interest will be paid or other payment made in respect of such delay.

Optional Redemption

Prior to the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued and unpaid thereon to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The redemption price will be quoted to the trustee in writing and the trustee shall have no duty or responsibility to determine, or verify the calculation of, the redemption price.

In case of a partial redemption, selection of the notes for redemption will be made by such method as the trustee deems appropriate and fair in its discretion and may provide for the selection for redemption of portions of the principal of notes. While the notes are held pursuant to the book-entry system, selection of notes for partial redemption will be made by the depositary pursuant to its standard practices and procedures. Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address (or pursuant to the procedures of the depositary); provided that notice may be given more than 60 days prior to the redemption date if in connection with a defeasance, covenant defeasance or discharge under the indenture. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Mandatory Redemption

We will not be required to make any mandatory sinking fund payments with regard to the notes or to redeem any of the notes before maturity.

Covenants

The notes will have the benefit of the covenants set forth under “Description of Debt Securities—Certain Restrictive Covenants” and “Description of Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying base prospectus.

Events of Default

The notes will have the events of default set forth under “Description of Debt Securities—Events of Default, Remedies and Notice” in the accompanying base prospectus.

Further Issues

We may from time to time, without the consent of existing holders, create and issue additional notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with the notes. If any such additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number).

Governing Law

The indenture and the notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Trustee and Paying Agent

We maintain customary banking relationships with U.S. Bank National Association, and with U.S. Bank Trust Company, National Association, as the trustee, paying agent and registrar under the indenture and the notes. In addition, U.S. Bancorp Investments, Inc., one of the underwriters for this offering, is an affiliate of the trustee.

Book-Entry System

General

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The U.S. Securities and Exchange Commission (the “SEC”) has on file a set of the rules applicable to DTC and its direct participants.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “—Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules and procedures. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. We will make principal and interest payments on the notes in immediately available funds or the equivalent. Secondary market trading between DTC direct participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity (if any) in the notes.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after such notice or cessation;

•	an event of default occurs and is continuing with respect to the notes; or

•	we determine in our sole discretion that we will no longer have notes represented by global securities.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will reissue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement or in the accompanying base prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying base prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of notes by a Non-U.S. Holder (as defined below). This discussion applies only to Non-U.S. Holders that acquire the notes upon original issuance at their initial offering price and that hold the notes as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), published positions of the Internal Revenue Service (“IRS”), court decisions and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurances can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their particular facts and circumstances or to U.S. Holders subject to special tax rules, including, for example,

•	dealers in securities or currencies; traders in securities;

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•

an accrual method taxpayer that, for U.S. federal income tax purposes, is required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities.

In addition, this summary does not address any state, local, or non-U. S. tax considerations, any U.S. federal estate or gift taxes, the Medicare tax on certain investment income, any minimum tax or any tax considerations other than U.S. federal income tax considerations.

If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding notes or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. You should consult your tax advisor regarding the U.S. federal income tax considerations of purchasing, owning and disposing of the notes.

For purposes of this summary, a “Non-U. S. Holder” is a beneficial owner of a note that is not, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a partnership (or other entity or arrangement classified as a partnership);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note unless the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States); provided that the Non-U.S. Holder:

(1)	does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;

(2)	is not a “controlled foreign corporation” that is related to the Company (directly, indirectly or constructively) through stock ownership; and

(3)	certifies to its non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and no withholding is required pursuant to FATCA (discussed below).

A Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder within the United States) (generally, by providing an IRS Form W-8ECI). Any such interest will generally be subject to U.S. federal income tax on a net income basis and, if the Non-U.S. Holder is a foreign corporation, may also be subject to a U.S. branch profits tax at a rate of 30% (or lower applicable treaty rate).

Interest paid to a Non-U.S. Holder that does not satisfy the requirements described above will generally be subject to U.S. withholding tax at a rate of 30% or lower applicable treaty rate; provided that the Non-U.S. Holder satisfies certain certification requirements (generally, by providing a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

Disposition of a Note

A Non-U.S. Holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, retirement or other disposition of a note (except to the extent such amount is attributable to accrued but unpaid stated interest, which will generally be subject to tax as described above), unless:

(1)

the Non-U.S. Holder holds the note in connection with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

A Non-U.S. Holder described in clause (1) above will generally be subject to U.S. federal income tax on a net income basis and, if the Non-U.S. Holder is a foreign corporation, may also be subject to a U.S. branch profits tax at a rate of 30% (or lower applicable treaty rate). A Non-U.S. Holder described in clause (2) above will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of notes) exceed its capital losses allocable to U.S. sources.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally apply with respect to interest payments on notes held by or through certain foreign financial institutions (including investment funds) unless such institution (i) otherwise qualifies for an exemption, (ii) enters into, and complies with, an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (iii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the IRS. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement through the underwriters named below. BofA Securities, Inc., RBC Capital Markets, LLC and Truist Securities, Inc. are the joint book-running managers of this offering and are acting as the representatives of the underwriters. We have entered into an underwriting agreement with the representatives on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the principal amount of notes listed next to its name in the following table:

Underwriters	Aggregate Principal Amount of the Notes
BofA Securities, Inc.	$76,250,000
RBC Capital Markets, LLC	76,250,000
Truist Securities, Inc.	76,250,000
J.P. Morgan Securities LLC	30,000,000
Mizuho Securities USA LLC	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
BOK Financial Securities, Inc.	18,750,000
Fifth Third Securities, Inc.	18,750,000
Huntington Securities, Inc.	18,750,000

Total	$375,000,000

The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the notes is subject, among other things, to the approval of certain legal matters by their counsel and certain other conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of 0.250% of the principal amount of the notes to certain dealers. After the initial public offering, the public offering price and other selling terms may be changed.

The expenses of the offering payable by us, not including the underwriting discount, are estimated at $1,300,000.

Price Stabilization, Short Positions

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us for which they will receive customary fees. In particular, U.S. Bancorp Investments, Inc., one of the underwriters for this offering, is an affiliate of the trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-l under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before delivery of the notes will be required, by virtue of the fact that the notes will initially settle in T+2, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to the first business day before the delivery of the notes should consult their own advisors.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of our commercial paper or are lenders under the Term Loan that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation No 1286/2014/EU (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying base prospectus are prospectuses for purposes of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Member State of the EEA means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe for any notes. This definition also applies to the placing of any notes through financial intermediaries.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that this offering falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the notes in the UK is made pursuant to an exemption under the POATRs or the FSMA.

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only directed at, persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

This offering of the notes has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person that is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)

a trust (where the Trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, or an Accredited Investor or Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the notes in Taiwan.

Notice to Prospective Investors in the Republic of Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of the Republic of Korea for public offering in the Republic of Korea. Furthermore, the notes may not be resold to residents of the Republic of Korea unless the purchaser of the notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase of the notes.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying base prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying base prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Various legal matters, including the validity of the notes offered by this prospectus supplement, will be passed on for ONE Gas by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California and GableGotwals, Tulsa, Oklahoma. The validity of the notes will be passed on for the underwriters by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained and incorporated in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus supplement identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “likely,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this prospectus supplement. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, costs, liquidity, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•

our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;

•

cyber-attacks, which, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee, vendor, counterparty or Company information; further, increased remote working arrangements have required enhancements and modifications to our information technology infrastructure (e.g., Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including those provided by third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;

•	the length and severity of a pandemic or other health crisis, which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•

adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, climate change, and the related effects on supply, demand, and costs;

•

indebtedness, which could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•

our ability to secure reliable, competitively priced and flexible natural gas transportation, storage, and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;

•	operational and mechanical hazards or interruptions;

•	adverse labor relations;

•

the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;

•

the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;

•	our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;

•	limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;

•	cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;

•

changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of upstream transportation, storage, and natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;

•

changes in existing or the addition of new environmental, safety, tax, cybersecurity and other laws or regulations to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;

•	the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;

•	population growth rates and changes in the demographic patterns of the markets we serve in Oklahoma, Kansas and Texas, and economic conditions in these areas;

•	acts of nature and naturally occurring disasters;

•	political unrest and the potential effects of threatened or actual terrorism and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	existence of material weaknesses in our internal controls;

•

our ability to comply with all covenants in our indentures and our short and long-term credit agreements, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors, and any shortage of skilled labor;

•

unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and

•

our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings that we make with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. Such registration statement, including the attached exhibits, contains certain information about us. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Except as specifically described below, information included on the SEC’s website is not incorporated by reference into this prospectus supplement.

The SEC allows us to “incorporate by reference” information in documents that have been filed with it. We have elected to use a similar procedure in connection with this prospectus supplement, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below that were filed by us with the SEC and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all the securities offered by this prospectus supplement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 (or, in each case, any related Item 9.01) of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 19, 2026;

•

Portions of our Definitive Proxy Statement on Schedule 14A (File No. 001-36108) filed on April  1, 2026 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 5, 2026;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on August 5, 2026; and

•

Current Reports on Form 8-K (File No. 001-36108) filed on January  20, 2026 (Item 8.01 only), February  18, 2026 (Item 5.02 only), February  20, 2026, February  24, 2026, May  4, 2026 (Item 8.01 only), May  27, 2026, July  13, 2026 (Item 5.02 only), August 4, 2026 (Film No.  261238494) and August 4, 2026 (Film No. 261238999; Item 8.01 only);

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated by reference that exhibit into the filing) at no cost, by writing or telephoning us at the following address:

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Attention: Chief Financial Officer

Telephone: (918) 947-7000

PROSPECTUS

ONE Gas, Inc.

Debt Securities, Common Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Preferred Stock, Depositary Shares and Warrants

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on both the New York Stock Exchange and NYSE Texas under the symbol “OGS.”

If any offering involves underwriters, dealers, or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in these securities involves certain risks. Please read “RISK FACTORS” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2026.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “WHERE YOU CAN FIND MORE INFORMATION.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONE Gas,” “we,” “our,” “us” or similar references mean ONE Gas, Inc. and its subsidiaries, predecessors and acquired businesses;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“preferred stock” mean our preferred stock, par value $0.01 per share; and

•	“securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the securities offered by this prospectus. The registration statement, including the documents that have been filed or will be filed or incorporated by reference as exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.onegas.com. Information on our website does not constitute part of this prospectus or the accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and our securities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	The Company’s Annual Report on Form 10-K (File No. 001-36108) for the year ended December 31, 2025 filed on February 19, 2026;

•	The Company’s Current Reports on Form 8-K (File No. 001-36108) filed on January 20, 2026 (Item 8.01); February 18, 2026 (Item 5.02); and February 20, 2026 (Item 8.01); and;

•

The description of capital stock contained within the “DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES ACT OF 1934” attached as Exhibit 4.6 to the Company’s Annual Report on Form 10-K (File No. 001-36108) for the year ended December 31, 2020 filed on February 26, 2021.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 947-7000

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Our reports, filings and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “likely,”and other words and terms of similar meaning. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include those set forth in the section entitled “RISK FACTORS,” as well as the following:

•

our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;

•

cyber-attacks, which, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee, vendor, counterparty or Company information; further, increased remote working arrangements have required enhancements and modifications to our IT infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;

•	the length and severity of a pandemic or other health crisis which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•

adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, and climate change, and the related effects on supply, demand, and costs;

•

indebtedness, which could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•

our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;

•	operational and mechanical hazards or interruptions;

•	adverse labor relations;

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the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;

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the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;

•	our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;

•	limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;

•	cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;

•

changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;

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changes in existing or the addition of new environmental, safety, tax, cybersecurity and other laws or regulations to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;

•	the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;

•	population growth rates and changes in the demographic patterns of the markets we serve in Oklahoma, Kansas and Texas, and economic conditions in these areas;

•	acts of nature and naturally occurring disasters;

•	political unrest and the potential effects of threatened or actual terrorism and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	existence of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and our credit agreements, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors, and any shortage of skilled-labor;

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unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and

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our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation, except as may otherwise be required by the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT ONE GAS

We are a 100-percent regulated natural gas distribution utility, headquartered in Tulsa, Oklahoma, and one of the largest publicly traded natural gas utilities in the United States. We are an Oklahoma corporation and are the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. in 1980. Our Common Stock is listed both on the New York Stock Exchange and NYSE Texas under the trading symbol “OGS” and is included in the S&P MidCap 400 Index. We are the largest natural gas distributor in Oklahoma and Kansas and the third largest in Texas, in terms of customers. We primarily serve residential, commercial and transportation customers in all three states. Our largest natural gas distribution markets in terms of customers are Oklahoma City and Tulsa, Oklahoma; Kansas City, Wichita and Topeka, Kansas; and Austin and El Paso, Texas.

The address for ONE Gas’ principal executive offices is 15 East Fifth Street, Tulsa, Oklahoma 74103, and its telephone number is (918) 947-7000.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONE Gas will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. The debt securities will be unsecured obligations of ONE Gas and will be either senior or subordinated debt. The debt securities will be issued under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (as supplemented from time to time, the “Indenture”). The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities, and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indenture in this section. The summary is not complete. We have filed the form of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the Indenture for additional information before you buy any debt securities. The Indenture is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. The following description of the debt securities is not complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Indenture and the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture. For purposes of this “DESCRIPTION OF DEBT SECURITIES,” when we refer to “us,” “we,” “our,” “ours” or “ONE Gas,” we are describing ourselves, ONE Gas, Inc. only, and not any of our subsidiaries.

Debt securities issued under the Indenture will be issued as part of a series that will be established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•	the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•	the date or dates on which the principal of those debt securities will be payable;

•

the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•	any provisions for optional redemption or early repayment;

•	any provisions that would obligate us to redeem, purchase or repay those debt securities;

•	any provisions for conversion or exchange of the debt securities;

•	whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•	any deletions from, changes of or additions to the events of default, covenants or other provisions described in this prospectus;

•	the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•	any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

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if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

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whether we will issue the debt securities of the particular series in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•	the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $2,000 or any integral multiple of $1,000; and

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any other terms or conditions that are consistent with the Indenture, which may include the applicability of or change in the subordination provisions of the Indenture or providing collateral, security, assurance or guarantee for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement certain United States federal income tax consequences and other special considerations.

Priority

The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to senior indebtedness as described under “—Subordination Provisions for Subordinated Debt Securities.”

Certain Restrictive Covenants

Under the Indenture, we have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding or, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Certain Definitions.”

Other than the restrictions contained in the Indenture on Liens and Sale-Leaseback Transactions described in this section, the Indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event ONE Gas participates in a highly leveraged transaction, unless the prospectus supplement for the series states otherwise. The Indenture and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating. In addition, the Indenture will not limit our ability to incur indebtedness or limit our ability to guarantee any indebtedness of our subsidiaries or any other person.

Limitations on Liens

ONE Gas will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any Principal Property, or on Capital Interests or Debt of any Restricted Subsidiary, without making effective provision for the outstanding debt securities under the Indenture (except as otherwise specified pursuant to an applicable supplemental indenture) to be secured by the Lien equally and ratably with (or prior to) any and all Debt and obligations secured or to be secured thereby for so long as such Debt is so secured. The foregoing restriction will not apply to:

•	any Lien existing on the date of the Indenture (or the applicable documentation establishing the applicable series of debt securities);

•

any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into ONE Gas or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary;

•

any Lien on any Principal Property existing at the time of acquisition of such Principal Property by ONE Gas or a Restricted Subsidiary, whether or not assumed by ONE Gas or such Restricted Subsidiary; provided that no such Lien may extend to any other Principal Property of ONE Gas or any Restricted Subsidiary;

•

any Lien on any Principal Property (including any improvements on an existing Principal Property) of ONE Gas or any Restricted Subsidiary, and any Lien on the Capital Interests of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Debt incurred by ONE Gas or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement, or commencement of commercial operation of such Principal Property; and provided, further, that no such Lien (unless otherwise permitted) may extend to any other Principal Property of ONE Gas or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Debt owing to ONE Gas or to another Restricted Subsidiary;

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any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Debt;

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carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

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Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) on the property of ONE Gas or any of its Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation;

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Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that ONE Gas or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by U.S. generally accepted accounting principles) deemed by it to be adequate;

•	any right that any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ONE

Gas or any Restricted Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of ONE Gas or any Restricted Subsidiary;

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any Liens, neither assumed by ONE Gas or any Restricted Subsidiary nor on which ONE Gas or any Restricted Subsidiary customarily pays interest, existing upon real estate, or rights in or relating to real estate acquired by ONE Gas or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

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easements or reservations in any property of ONE Gas or any Restricted Subsidiary for the purpose of roads, pipe lines, hydrocarbon transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ONE Gas or any Restricted Subsidiary;

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any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing exceptions, provided that the Debt secured thereby may not exceed the principal amount of Debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, Capital Interests or Debt that secured the Lien renewed or refunded; or

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any Lien not permitted above securing Debt that, together with the aggregate outstanding principal amount of other secured Debt that would otherwise be subject to the foregoing restrictions (excluding Debt secured by Liens permitted under the foregoing exceptions) and the Attributable Indebtedness in respect of all Sale-Leaseback Transactions (not including Attributable Indebtedness in respect of any such Sale-Leaseback Transactions described in third or fourth bullet points under “—Limitation on Sale-Leaseback Transactions” below) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale-Leaseback Transactions

ONE Gas will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless:

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ONE Gas or a Restricted Subsidiary would be entitled, without securing the outstanding debt securities under the Indenture, to incur Debt secured by a Lien on the Principal Property that is the subject of such Sale-Leaseback Transaction;

•	the Attributable Indebtedness associated therewith would be in an amount permitted under the last bullet point under “—Limitation on Liens” above;

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the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction are used for the business and operations of ONE Gas or any of its Subsidiaries; or

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within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale-Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding debt securities under the Indenture or Funded Debt of ONE Gas or a Restricted Subsidiary (other than Funded Debt that is held by ONE Gas or any Restricted Subsidiary or Funded Debt of ONE Gas that is subordinate in right of payment to any outstanding debt securities under the Indenture).

Certain Definitions

As used in the foregoing description of covenants by which we are bound pursuant to the Indenture, the following terms have the following meanings:

“Attributable Indebtedness” means with respect to a Sale-Leaseback Transaction involving any Property, as of the time of determination, the least of (i) the fair market value of such Property (as determined in good faith by the board of directors); (ii) the present value of the total Net Amount of Rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, compounded semiannually; and (iii) if the obligation with respect to such Sale-Leaseback Transaction constitutes an obligation that is required to be classified and accounted for as a Capital Lease Obligation for financial reporting purposes in accordance with U.S. generally accepted accounting principles, the amount equal to the capitalized amount of such obligation required to be paid by the lessee as determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.

“Capital Interests” of any person means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited), and with respect to limited liability companies, member interests and any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, such person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with U.S. generally accepted accounting principles.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual balance sheet of ONE Gas and its consolidated Subsidiaries prepared in accordance with U.S. generally accepted accounting principles less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined; (ii) appropriate allowance for minority interests in Capital Interests of Subsidiaries; and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles reflected in such balance sheet.

“Debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of borrowed money.

“Funded Debt” means all Debt maturing one year or more from the date of the incurrence, creation, assumption or guarantee thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the incurrence, creation, assumption or guarantee thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Joint Venture” means any person (including non-wholly owned Subsidiaries) in which any of the Company or any of its Restricted Subsidiaries is directly the owner of any Capital Interest, provided that such Capital Interest (taken together with all Capital Interests, if any, owned by the Company or any of its other Restricted Subsidiaries in such person) constitutes not more than 60% of the issued and outstanding Capital Interests of such person.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Debt. However, the following types of transactions will not be considered to result in a Lien: (i) any acquisition by ONE Gas or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby ONE Gas or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by ONE Gas or any Restricted Subsidiary or in which ONE Gas or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of ONE Gas’ or the Restricted Subsidiary’s proportionate part of such development or operating expenses or (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts, whether or not designated as rent or additional rent, required to be paid on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (1) the net amount determined assuming termination of the lease on the first date such lease may be terminated (in which case such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated) and (2) such net amount assuming no such termination.

“Non-Recourse Debt” means, at any time, Debt incurred after the date of the Indenture by ONE Gas or a Restricted Subsidiary in connection with the acquisition of property or assets by ONE Gas or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired; provided that, under the terms of such Debt and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Debt is limited to the property or assets so acquired, or such construction or improvements, including Debt as to which a performance or completion guarantee or similar undertaking was initially applicable to such Debt or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

“Principal Property” means any property located in the United States, except any such property that in the opinion of the board of directors of ONE Gas is not of material importance to the total business conducted by ONE Gas and its consolidated Subsidiaries.

“Property” means any right or interest of ONE Gas or any of its Subsidiaries in and to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Restricted Subsidiary” means any Subsidiary that owns or leases a Principal Property, but not including any Joint Venture.

“Sale-Leaseback Transaction” means any arrangement with any person pursuant to which ONE Gas or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by ONE Gas or its Subsidiaries to such person, other than (a) any such transaction involving a lease for a term of not more than three years or classified as an operating lease under U.S. generally accepted accounting principles, (b) any such transaction between ONE Gas and any of its Subsidiaries or between any Subsidiaries of ONE Gas, and (c) any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of ONE Gas’ Principal Property subject to such leasing transaction.

“Subsidiary” of any person means:

•	any person of which more than 50% of the total voting power of Capital Interests entitled (without regard to any contingency) to vote in the election of directors, managers, trustees, or equivalent persons, at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person or a combination thereof;

•

in the case of a partnership, any person of which more than 50% of the partners’ Capital Interests (considering all partners’ Capital Interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such person or one or more of the Subsidiaries of such person; or

•

any other person with respect to which such person or one or more of the Subsidiaries of such person or a combination thereof has the power to control by contract or otherwise the board of directors, managers, trustees or equivalent governing body or otherwise controls such entity.

Consolidation, Merger, Sale or Conveyance

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will not consolidate, amalgamate or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ assets (taken as a whole) to any person, whether in a single transaction or a series of related transactions, except in accordance with the provisions of our certificate of incorporation and by-laws, and unless:

•

either (i) ONE Gas shall be the continuing Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than ONE Gas (the “Successor Corporation”), shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor Corporation shall expressly assume, by one or more supplemental indentures, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of ONE Gas under the Indenture and the debt securities according to their tenor;

•

immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Corporation or any Subsidiary thereof as a result of such transaction as having been incurred by the Successor Corporation or such Subsidiary at the time of such transaction), no default or event of default would occur or be continuing; and

•

ONE Gas shall have delivered to the trustee an officer’s certificate and an opinion of counsel stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture(s) (if any) complies with the Indenture.

In case of any consolidation, amalgamation or merger where ONE Gas is not the continuing person, or disposition of all or substantially all of the assets of ONE Gas and its subsidiaries (taken as a whole) in accordance with this covenant, the Successor Corporation shall succeed to and be substituted for ONE Gas with the same effect as if it had been named in the Indenture as the respective party to the Indenture, and the predecessor entity shall be released from all liabilities and obligations under the Indenture and the debt securities, except that no such release will occur in the case of a lease of all or substantially all of its assets.

Under the Indenture, if we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any Restricted Subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the senior debt securities (so long as those senior debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default, Remedies and Notice

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following events will be an “event of default” under the Indenture with respect to each series of debt securities:

•	default in any payment of interest on any debt security of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any Note of that series when due, whether at stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•

failure on the part of ONE Gas duly to observe or perform any other of the covenants or agreements with respect to the debt securities (other than a covenant default in the performance of which is elsewhere specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring ONE Gas to remedy the same shall have been given, by registered or certified mail, to ONE Gas by the trustee, or to ONE Gas and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•	certain events of bankruptcy, insolvency or reorganization of ONE Gas;

•

default by us or any of our Restricted Subsidiaries in the payment, at maturity and after the expiration of any applicable grace period, of principal of, premium, if any, or interest on indebtedness for money borrowed in the principal amount then outstanding of $100,000,000 or more, or acceleration of any indebtedness for borrowed money of such amount, such that the indebtedness becomes due and payable prior to its maturity date and such acceleration is not rescinded within 60 days after notice thereof has been given to ONE Gas by the trustee or to ONE Gas and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; provided that, if, prior to the entry of judgment in favor of the trustee for payment of the debt securities of such series, the default under the Indenture or instrument has been remedied or cured by ONE Gas or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the event of default under the Indenture will be deemed likewise to have been remedied, cured or waived; and

•	any other event of default provided for that series of debt securities.

Exercise of Remedies

If an event of default for any series of debt securities, other than an event of default described in the fourth bullet point in the section above, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

If an event of default described in the fourth bullet point in the section above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series by written notice to the trustee may:

•	waive all past defaults with respect to the debt securities of that series, except with respect to nonpayment of principal, premium or interest; and

•	rescind any acceleration with respect to the debt securities of that series,

but only if:

•	rescinding the acceleration would not conflict with any judgment or decree of a court of competent jurisdiction already rendered; and

•

all existing events of default with respect to the debt securities of such series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely because of acceleration.

If an event of default occurs and is continuing, the trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, liabilities or expenses. No holder of debt securities may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•	such holder has previously given the trustee notice that an event of default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any costs, liabilities or expenses;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of that series; or

•	the trustee determines would involve it in personal liability.

Notice of Event of Default

Within 30 days after becoming aware of the occurrence of any default or event of default, we are required to give written notice to the trustee and indicate the status of the default or event of default and what action we are taking or propose to take to cure the default or event of default. In addition, we are required to deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture.

If a default occurs and is continuing and is known to the trustee, the trustee must mail (or transmit electronically or pursuant to the procedures of the depository) to each holder a notice of the event of default by the later of 90 days after the event of default occurs or 30 days after the trustee knows of the event of default. However, except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments, Supplements and Waivers

ONE Gas and the trustee may enter into a supplemental indenture, without the consent of any holder of debt securities to, among other things:

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	permit the qualification of the Indenture under the Trust Indenture Act;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure any or all of the debt securities;

•

conform any provision of the Indenture, or in the board resolution, officer’s certificate or supplemental indenture establishing the debt securities, or the terms of the debt securities, to the prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities were offered;

•	make any change that does not adversely affect the contractual rights of any holder of debt securities; and

•	add or appoint a successor or separate trustee.

In addition, ONE Gas and the trustee may enter into a supplemental indenture if the holders of a majority in aggregate principal amount then outstanding of all debt securities of each series outstanding under the Indenture that would be affected by the supplemental indenture consent to it. No such supplemental indenture, without the consent of each holder of outstanding debt securities of each series outstanding under the Indenture that would be affected, shall:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in a currency other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	contractually impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities;

•	make any change in the amendment provisions which require each holder’s consent; or

•	make any change in the waiver provisions.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. After an amendment pursuant to a supplemental indenture becomes effective, we are required to mail to all holders of debt securities of each affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series outstanding under the Indenture, on behalf of all such holders, may waive:

•	compliance by us with certain restrictive provisions of the Indenture; and

•	any past default or event of default under the Indenture;

except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the affected series of debt securities.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.”

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate the operation of provisions that, among other things:

•	require us to file SEC reports and financial statements with the trustee;

•	require us to preserve our corporate existence;

•	limit our ability to incur indebtedness secured by a Lien, as described above under “—Certain Restrictive Covenants under Our Indenture—Limitation on Liens;”

•	limit our ability to engage in Sale-Leaseback Transactions, as described above under “—Certain Restrictive Covenants under Our Indenture— Limitation on Sale-Leaseback Transactions;”

•	relate to our consolidation or merger or the sale or conveyance of all or substantially all of our assets; and

•	establish certain events of default.

If we decide to make a legal defeasance or a covenant defeasance, however, we may not terminate our obligations to, among other things:

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	pay the principal of, and premium, if any, and interest on the debt securities at the place and time and in the manner provided in the Indenture or in the debt securities;

•

maintain offices where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the Indenture may be served;

•	appoint a trustee whenever necessary to avoid or fill a vacancy in the office of trustee;

•	maintain provisions relating to paying agents;

•	deliver to the trustee, within 150 days after the end of each fiscal year, a compliance certificate indicating that ONE Gas has complied with all covenants contained in the Indenture;

•	furnish to the trustee a list of the names and addresses of the holders of the debt securities, so long as the trustee is not serving as the registrar with respect to the debt securities;

•	compensate the trustee for all services rendered under the Indenture and to reimburse the trustee for all reasonable expenses incurred in accordance with the provisions of the Indenture;

•	indemnify the trustee for, and hold it harmless against, any loss, liability or expense arising out of the trustee’s performance of its duties under the Indenture;

•	repay amounts returned to ONE Gas by the trustee or paying agent as unclaimed funds;

•	indemnify the trustee and the holders of debt securities against any tax, fee or charge assessed against deposited U.S. government obligations or the principal and interest thereon; and

•

revive and reinstate the obligations of ONE Gas under the Indenture and the debt securities of the defeased series until such time as the trustee or any paying agent is permitted to apply all such money or U.S. government obligations.

We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an event of default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of:

•	events of default with respect to our compliance with covenants in the Indenture; and

•	cross defaults on other indebtedness for borrowed money.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee money or certain U.S. government obligations for the payment of principal of, and premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Subordination Provisions for Subordinated Debt Securities

Any subordinated debt securities issued under the Indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined below). The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•

we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•

the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default, Remedies and Notice—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage upon notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The Indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

“Senior Indebtedness” is defined in the Indenture to mean, with respect to us,

(i)

the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)

all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, or any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers’ compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix)	all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness (as defined below), (2) debt securities issued pursuant to the Indenture and guarantees in respect of such debt securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the Indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the Indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the Indenture to mean, without duplication and other than the subordinated debt securities, any indebtedness, liabilities, guarantees or obligations of ours or any of our subsidiaries, under debt securities (or guarantees in respect of debt securities or preferred securities) initially issued after the date of the Indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Satisfaction and Discharge

The Indenture will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•

all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or, if redeemable at our option, are to be called for redemption within one year, and we:

•

irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the Indenture or have made arrangements for any such payments satisfactory to the payee; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Methods of Receiving Payments on the Debt Securities

All payments in respect of all debt securities represented by a global debt security will be made by wire transfer of immediately available funds to the account specified by the holder of the global debt security to the paying agent with respect to the debt securities, who will initially be the trustee. With respect to any debt securities in certificated form, however, we may choose to make payment at the office of the trustee (or other paying agent) or by mailing a check to the holder’s registered address.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent ONE Gas designates. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

ONE Gas will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time designate additional transfer agents for any series of debt securities, rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. ONE Gas will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of the debt securities. We, the security registrar or any transfer agent may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security either:

•

during a period beginning 15 days before the day of giving of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of such giving of notice; or

•	if ONE Gas has called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The Trustee

U.S. Bank Trust Company, National Association will be named as the “Trustee” under the Indenture. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. You should read the full text of our amended and restated certificate of incorporation and amended and restated by-laws, which have been filed as exhibits to our Current Reports on Form 8-K filed with the SEC on May 30, 2018 and on November 20, 2025, respectively, as well as the provisions of applicable Oklahoma law.

General

We are authorized to issue a total of 300,000,000 shares of all classes of stock. Of those authorized shares, 250,000,000 are shares of common stock, par value $0.01 per share, of which 7,973 shareholders of record held 62,692,574 shares outstanding as of February 18, 2026, and 50,000,000 are shares of preferred stock, par value $0.01 per share, none of which was outstanding as of February 18, 2026.

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and by-laws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our by-laws. Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our by-laws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Higher Vote for Some Business Combinations and Other Actions” and “—Oklahoma Law” below. Similarly, some provisions of our certificate of incorporation and our by-laws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of our common stock will not be able to aggregate their votes in favor of one director. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Dividend Rights

Holders of our common stock will share equally on a per share basis in any dividend declared by our board of directors out of funds legally available for that purpose, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Other Rights

Upon voluntary or involuntary liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to creditors and holders of any preferred stock that may be then outstanding, all holders of common stock are entitled to share equally on a pro rata basis in all remaining assets.

No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock or other securities of our company. There are no other subscription rights or conversion rights and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by our board providing for the issuance of shares of that series or class.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of preferred stock will also be subject to our certificate of incorporation.

Amendment of By-laws

Except as otherwise provided by law, our certificate of incorporation or our by-laws, our by-laws may be amended, altered or repealed at (i) any annual meeting of shareholders, without prior notice, or a special meeting of the shareholders provided that notice of such amendment, alteration or appeal is contained in the notice of such meeting, in either case, by the vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of our voting stock, entitled to vote generally on the elections of directors, or (ii) a meeting of our board of directors, by a vote of a majority of the number of directors then in office as directors.

All such amendments must be approved by either the holders of at least 80 percent of the voting power of our then outstanding shares of common stock or by a majority of our entire board of directors then in office.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as otherwise provided in our certificate of incorporation or as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Our certificate of incorporation also requires the affirmative vote of the holders of 80% of our then outstanding shares to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things:

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships and the classification of our board of directors;

•	provisions relating to changes in the by-laws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Shareholder Action; Special Meeting

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our certificate of incorporation and our by-laws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Exculpation and Indemnification

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•

the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•	while our director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the SEC, against public policy as expressed in the Securities Act and are unenforceable.

Advance Notice Requirements for Shareholder Proposals

At any annual meeting of our shareholders, the only business that may be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•

by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who have complied with the notice procedures set forth in our by-laws and summarized herein.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to our secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. The shareholder notice must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•

with respect to the shareholder giving notice or the beneficial owner, if any on whose behalf the proposal is made: (a) the name and address of such person, (b) the class or series and number of shares which are owned beneficially and of record by such person, (c) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (d) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, and (e) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person;

•	a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting;

•	any material interest of such shareholder of record or beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in such proposal;

•

a description of all agreements between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in connection with the proposal of such business by such shareholder; and

•

all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Our certificate of incorporation provides that, subject to various exceptions, including acquiring 85 percent of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10 percent of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•

the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of our board of directors at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Nomination of Directors

Subject to certain exceptions, only persons nominated in accordance with our by-laws are eligible for election as directors. Our by-laws provide that nominations may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors:

•	by or at the discretion of our board of directors or a committee thereof; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who have complied with the notice procedures set forth herein.

For nominations to be properly brought before an annual meeting, or a special meeting called for the purpose of electing directors, by a shareholder, the shareholder must have given timely notice in writing to our secretary. To be timely, a shareholder’s notice must be received at our principal executive offices in the case of an annual meeting not less than 120 calendar days before the anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. In the case of a special meeting called for the purpose of electing directors, to be timely, the shareholder’s notice must be received at our principal executive offices not later than the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. The shareholder notice must set forth:

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as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class or series and number of shares of the company that are owned beneficially or of record by such person and any affiliates or associates of such person, (d) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (e) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, (f) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person, (g) such person’s written and executed representation and agreement (in the form provided by our secretary upon written request) that such person (A) is not and will not become a party to any agreement, and has not and will not give any commitment, as to how such person, if elected as a director, will act or vote on any issue or question, (B) is not and will not become a party to any agreement with anyone other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to us in such representation and agreement and (C) in his or her individual capacity, would be in compliance, if elected as a director, and, if elected as a director, will comply with, all of our applicable publicly disclosed confidentiality, corporate governance, conflict of interest, code of conduct and ethics, and stock ownership and trading policies and guidelines as well as Regulation FD; (h) such person’s completed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which form of questionnaire shall be promptly provided by our secretary to the requesting shareholder upon written request); and (i) all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act;

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with respect to the shareholder giving notice or the beneficial owner, if any, on whose behalf the proposal is made: (a) the name and address of such person, (b) the class or series and number of shares which are owned beneficially and of record by such person, (c) the name of each nominee holder of shares owned beneficially but not of record and the number of such shares held by each such nominee, (d) whether and the extent to which any derivative instrument, swap, option or similar transaction was entered into by or on behalf of such person or any of its affiliates or associates, (e) whether and the extent to which any other agreement has been made by or on behalf of such person or any of its affiliates or associates to mitigate loss or manage risk of such person or to increase or decrease the voting power or other interest of such person, (f) representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting, (g) a description of all agreements between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their respective affiliates or associates, in connection with the proposal of such business by such shareholder, and (h) all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made in connection with solicitation of proxies for the election of directors in a contested election, pursuant to Regulation 14A of the Exchange Act; and

•

at our request, each proposed nominee must submit to our secretary such other information as we may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

These provisions may impede shareholders’ ability to nominate persons for election as directors.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

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prior to the date that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

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upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition involving an interested shareholder of 10% or more of the assets of the corporation;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; and

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15 percent or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20 percent of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Additionally, to amend the applicable provision of our certificate of incorporation with respect to this matter would require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of our outstanding equity securities, voting as a class.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareholder Services, a division of Equiniti Trust Company.

Listing

Our shares of common stock are listed on both the New York Stock Exchange and NYSE Texas under the ticker symbol “OGS.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts may be issued under the Indenture. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Certain United States federal income tax consequences applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

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in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

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in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best-efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

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We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriter(s) will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be customers of ONE Gas and its affiliates in the ordinary course of business.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on both the New York Stock Exchange and NYSE Texas. Any common stock sold by this prospectus will be listed for trading on both the New York Stock Exchange and NYSE Texas subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

LEGAL MATTERS

The validity of the securities will be passed upon for ONE Gas by GableGotwals, Tulsa, Oklahoma.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$375,000,000 5.45% Notes due 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

RBC Capital Markets

Truist Securities

Co-Managers

J.P. Morgan

Mizuho

US Bancorp

BOK Financial Securities, Inc.

Fifth Third Securities

Huntington Capital Markets

August 11, 2026